Item 5.   Other Events and Regulation FD Disclosure

		On June 24, 2002, Homeland Holding Corporation ("Holding") and Homeland Stores, Inc. ("Homeland" and, with Holding, "Debtors"), filed with the United States Bankruptcy Court for the Western District of Oklahoma ("Bankruptcy Court") the Joint Plan of Reorganization of Homeland Stores, Inc. and Homeland Holding Corporation ("Joint Plan") and Homeland executed an Asset Purchase Agreement with HAC, Inc. ("HAC"), an affiliate of Associated Wholesale Grocers, Inc.

		The Plan contemplates that, on the effective date, Homeland will sell substantially all of its assets to HAC, Inc. pursuant to the Asset Purchase Agreement and that, in exchange for the assets being purchased from Homeland, HAC will pay or otherwise provide consideration to Homeland in the sum of $47,195,000, subject to any adjustments required under the Asset Purchase Agreement. The Plan also contemplates that Homeland will liquidate its other remaining assets and will use the funds from such transactions to satisfy claims against Homeland as provided in the Plan.

		The Plan contemplates that the holders of shares of Common Stock of Holding will not receive any distribution and the shares of Common Stock of Holding will be cancelled on the effective date.

		The Plan and the transactions contemplated thereby are subject to the receipt of the approval of the Bankruptcy Court and certain other approvals and conditions, as well as other customary closing conditions.